Exhibit 99.1

Xylem Inc.

1 International Drive, Rye Brook N.Y. 10573

Tel +1.914.323.5700   Fax +1.914.696.2960

Contacts:	Media	Investors
	Kelly McAndrew +1 (914) 323-5969	Phil DeSousa +1 (914) 323-5930
	Kelly.McAndrew@xyleminc.com	Phil.DeSousa@xyleminc.com

Xylem Inc. reports strong fourth quarter and full year 2015 results

Company also announces $69 million acquisition of Tideland Signal Corporation and a 10-percent increase in its quarterly cash dividend

•	Fourth quarter 2015 adjusted net income was $108 million or $0.60 per share; GAAP net income was $114 million or $0.63 per share

•	Full-year 2015 adjusted net income was $336 million or $1.85 per share; Full-year GAAP net income was $340 million or $1.87 per share

•	Xylem delivered $994 million in fourth quarter 2015 revenue, growth of two percent organically

•	Balanced capital deployment continues with strategic acquisition of Tideland, $50 million in share repurchases and quarterly cash dividend increase

•	Xylem projects full-year 2016 organic revenue growth of two to four percent and adjusted earnings per share of $1.95 to $2.05

RYE BROOK, N.Y., February 4, 2016 – Xylem Inc. (NYSE: XYL), a leading global water technology company dedicated to solving the world’s most challenging water issues, today reported fourth quarter 2015 net income of $114 million, or $0.63 per share. Excluding the impact of restructuring, realignment and other special items, the Company delivered adjusted net income of $108 million or $0.60 per share in the quarter, a three-percent increase over the prior year period excluding foreign exchange translation impact. Fourth quarter revenue was $994 million, up two percent organically, reflecting continued growth in the municipal and construction markets. Fourth quarter adjusted operating margin was flat year-over-year as continued improvements from cost savings initiatives were offset by headwinds from inflation as well as geographic and product mix.

For the full year 2015, Xylem generated $3.65 billion in revenue, up two percent organically. Full-year reported net income was $340 million, or $1.87 per share, with an operating margin of 12.3 percent. Adjusted net income, which excludes the impact of restructuring, realignment and other special items, was $336 million, or $1.85 per share, a five-percent increase over the prior year excluding foreign exchange translation impact. Xylem delivered a full-year 2015 adjusted operating margin of 12.9 percent, flat to prior year. The Company generated $347 million in free cash flow, an increase of 17 percent versus last year, representing a conversion of 105 percent of net income.

“We closed out 2015 with strong results, delivering on our financial commitments, executing well in the marketplace and advancing our long-term growth initiatives,” said Patrick Decker, President and Chief Executive Officer of Xylem. “We made significant progress in decidedly mixed market conditions. We are encouraged by the continuing strength we see in the public utility sector, particularly in the U.S. and key emerging markets where pent-up demand for water and wastewater infrastructure helped us to generate eight-percent growth in this end market globally in the quarter. This strength offset declines in heavy industry, specifically oil and gas and mining, where our exposure is limited.”

Xylem today also announced the acquisition of Tideland, a leading producer of analytics solutions in the coastal and ocean management sectors. Based in Texas, the business also has key locations in the

Netherlands, United Kingdom and Singapore, and provides marine navigation and environmental monitoring systems and products to a variety of ports and harbors, offshore energy companies, and coastal and marine authorities.

Decker continued, “This latest acquisition adds another complementary set of offerings to our analytics portfolio. That, in combination with the $50 million in share repurchases in the fourth quarter and 10-percent increase in our quarterly dividend announced today, illustrates our continued focus on executing a balanced capital deployment strategy. As we look ahead in 2016, we remain focused on advancing our key growth initiatives, including driving sales excellence, increasing our research and development investment, and accelerating business simplification to accelerate Xylem’s growth and enhance shareholder value.”

Xylem announced that its Board of Directors declared a dividend in the amount of $0.1549 per share, an increase of 10 percent. The dividend is payable on March 16, 2016 to shareholders of record as of February 18, 2016.

Full-year 2016 Outlook

Xylem forecasts full-year 2016 revenue of approximately $3.7 billion, including approximately one-percent growth from recently completed acquisitions and projected unfavorable impacts of foreign exchange translation. On an organic basis, Xylem’s revenue growth is anticipated to be in the range of two to four percent.

Full-year 2016 adjusted operating income is expected to be in the range of $493 to $515 million, resulting in adjusted earnings per share of $1.95 to $2.05. This represents an increase of five to 11 percent from Xylem’s 2015 adjusted results. Excluding projected unfavorable impacts of foreign exchange translation, Xylem’s adjusted earnings per share growth is anticipated to be in the range of eight to 13 percent. The Company’s adjusted earnings outlook excludes projected restructuring and realignment costs of approximately $25 million for the year.

Fourth Quarter Segment Results

Water Infrastructure

Xylem’s Water Infrastructure segment consists of its businesses serving clean water delivery, wastewater transport and treatment, dewatering and analytical instrumentation.

•	Fourth quarter 2015 revenue was $629 million, up one percent organically compared with the fourth quarter 2014, reflecting robust growth in the public utilities sector, particularly in the U.S. where Xylem delivered a strong double-digit increase. This strength was partially offset by continuing declines in the oil and gas and mining sectors.

•	Fourth quarter adjusted operating income for the segment, which excludes $2 million of restructuring and realignment, was $110 million, a three-percent decline over the same period in 2014. Adjusted operating margin for the Water Infrastructure segment increased 70 basis points to 17.5 percent as cost reductions and volume leverage more than offset inflation and unfavorable mix.

Applied Water

Xylem’s Applied Water segment consists of its portfolio of businesses in residential and commercial building services, industrial and agricultural applications.

•	Fourth quarter 2015 Applied Water revenue was $365 million, a three-percent organic increase year-over-year. The Company delivered a strong performance in the U.S. residential market as well as industrial water market applications in the U.S. and Europe. This strength was partially offset by declines in certain emerging markets as well as a soft irrigation sector.

•	Fourth quarter adjusted operating income for the segment, which excludes $2 million of restructuring and realignment costs, was $49 million, two percent lower than the comparable period last year. Applied Water segment adjusted operating margin declined 10 basis points to 13.4 percent due to unfavorable foreign exchange translation impact. Excluding the unfavorable impact of foreign exchange translation, adjusted operating margin increased 10 basis points as cost reductions and volume leverage more than offset inflation as well as unfavorable mix and other cost increases.

Supplemental information on Xylem’s fourth quarter and full-year 2015 earnings and reconciliations for certain non-GAAP items is posted at investors.xyleminc.com.

About Xylem

Xylem (XYL) is a leading global water technology provider, enabling customers to transport, treat, test and efficiently use water in public utility, residential and commercial building services, industrial and agricultural settings. The company does business in more than 150 countries through a number of market-leading product brands, and its people bring broad applications expertise with a strong focus on finding local solutions to the world’s most challenging water and wastewater problems. Xylem is headquartered in Rye Brook, New York, with 2015 revenue of $3.7 billion and approximately 12,500 employees worldwide. Xylem was named to the Dow Jones Sustainability Index, North America for the last four years for advancing sustainable business practices and solutions worldwide, and the Company has satisfied the requirements to be a constituent of the FTSE4Good Index Series each year since 2013.

The name Xylem is derived from classical Greek and is the tissue that transports water in plants, highlighting the engineering efficiency of our water-centric business by linking it with the best water transportation of all — that which occurs in nature. For more information, please visit us at www.xyleminc.com.

Forward-Looking Statements

This press release contains information that may constitute “forward-looking statements.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Generally, the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “forecast,” “believe,” “target,” “will,” “could,” “would,” “should” and similar expressions identify forward-looking statements, which generally are not historical in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking.

These forward-looking statements include statements about the capitalization of Xylem Inc. (the “Company”), the Company’s restructuring and realignment, future strategic plans and other statements that describe the Company’s business strategy, outlook, objectives, plans, intentions or goals. All statements that address operating or financial performance, events or developments that we expect or anticipate will occur in the future – including statements relating to orders, revenues, operating margins and earnings per share growth, and statements expressing general views about future operating results – are forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements.

Factors that could cause results to differ materially from those anticipated include: economic, political and other risks associated with our international operations, including military actions, economic sanctions or trade embargoes that could affect customer markets, and non-compliance with laws, including foreign corrupt practice laws, export and import laws and competition laws; potential for unexpected cancellations or delays of customer orders in our reported backlog; our exposure to fluctuations in foreign currency exchange rates; competition and pricing pressures in the markets we serve; the strength of housing and related markets; ability to retain and attract key members of management; our relationship with and the performance of our channel partners; our ability to successfully identify, complete and integrate acquisitions; our ability to borrow or to refinance our existing indebtedness and availability of liquidity sufficient to meet our needs; changes in the value of goodwill or intangible assets; risks relating to product defects, product liability and recalls; governmental investigations; security breaches or other disruptions of our information technology systems; litigation and contingent liabilities; and other factors set forth in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2013, and those described from time to time in subsequent reports filed with the Securities and Exchange Commission.

All forward-looking statements made herein are based on information currently available to the Company. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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XYLEM INC. AND SUBSIDIARIES

CONSOLIDATED INCOME STATEMENTS (Unaudited)

(In Millions, except per share data)

Year Ended December 31,	2015	2014	2013
Revenue	$3,653	$3,916	$3,837
Cost of revenue	2,249	2,403	2,338

Gross profit	1,404	1,513	1,499
Selling, general and administrative expenses	854	920	990
Research and development expenses	95	104	104
Restructuring and asset impairment charges	6	26	42

Operating income	449	463	363
Interest expense	55	54	55
Other non-operating income (expense), net	—	1	(10)
Gain from sale of business	9	11	—

Income before taxes	403	421	298
Income tax expense	63	84	70

Net income	$340	$337	$228

Earnings per share:
Basic	$1.88	$1.84	$1.23
Diluted	$1.87	$1.83	$1.22
Weighted average number of shares:
Basic	180.9	183.1	185.2
Diluted	181.7	184.2	186.0
Dividends declared per share	$0.5632	$0.5120	$0.4656

XYLEM INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (Unaudited)

(In Millions, except per share amounts)

December 31,	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$680	$663
Receivables, less allowances for discounts and doubtful accounts of $33 and $34 in 2015 and 2014, respectively	749	771
Inventories	433	486
Prepaid and other current assets	143	144

Total current assets	2,005	2,064
Property, plant and equipment, net	439	461
Goodwill	1,584	1,635
Other intangible assets, net	435	470
Other non-current assets	194	203

Total assets	$4,657	$4,833

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$338	$338
Accrued and other current liabilities	407	476
Short-term borrowings and current maturities of long-term debt	78	89

Total current liabilities	823	903
Long-term debt	1,196	1,195
Accrued postretirement benefits	335	388
Deferred income tax liabilities	118	136
Other non-current accrued liabilities	101	84

Total liabilities	2,573	2,706

Stockholders’ equity:
Common Stock — par value $0.01 per share:
Authorized 750.0 shares, issued 190.2 and 188.9 shares in 2015 and 2014, respectively	2	2
Capital in excess of par value	1,834	1,796
Retained earnings	885	648
Treasury stock – at cost 11.8 shares and 6.6 shares in 2015 and 2014, respectively	(399)	(220)
Accumulated other comprehensive loss	(238)	(99)

Total stockholders’ equity	2,084	2,127

Total liabilities and stockholders’ equity	$4,657	$4,833

XYLEM INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In Millions)

Year Ended December 31,	2015	2014	2013
Operating Activities
Net income	$340	$337	$228
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	88	95	99
Amortization	45	47	51
Deferred income taxes	(9)	(29)	(14)
Share-based compensation	15	18	27
Restructuring and asset impairment charges, net	6	26	42
Gain from sale of businesses	(9)	(11)	—
Other, net	12	2	15
Payments for restructuring	(14)	(26)	(35)
Contributions to postretirement benefit plans	(25)	(35)	(43)
Changes in assets and liabilities (net of acquisitions):
Changes in receivables	(24)	(37)	(47)
Changes in inventories	23	(49)	(39)
Changes in accounts payable	20	17	4
Changes in accrued liabilities	(11)	3	18
Changes in accrued taxes	(3)	25	20
Net changes in other assets and liabilities	10	33	(2)

Net Cash — Operating activities	464	416	324

Investing Activities
Capital expenditures	(117)	(119)	(126)
Proceeds from the sale of property, plant and equipment	—	2	6
Acquisitions of businesses and assets, net of cash acquired	(18)	—	(81)
Proceeds from sale of business	1	30	—
Other, net	2	1	2

Net Cash — Investing activities	(132)	(86)	(199)

Financing Activities
(Repayment) issuance of short-term debt	(3)	52	39
Principal payments of debt and capital lease obligations	—	—	(2)
Repurchase of common stock	(179)	(134)	(73)
Proceeds from exercise of employee stock options	21	26	22
Excess tax benefit from share based compensation	2	2	1
Dividends paid	(102)	(94)	(87)
Other, net	(1)	1	—

Net Cash — Financing activities	(262)	(147)	(100)

Effect of exchange rate changes on cash	(53)	(53)	4

Net change in cash and cash equivalents	17	130	29
Cash and cash equivalents at beginning of year	663	533	504

Cash and cash equivalents at end of year	$680	$663	$533

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	$52	$51	$51
Income taxes (net of refunds received)	$75	$81	$65

Xylem Inc. Non-GAAP Measures

Management views key performance indicators including revenue, gross margins, segment operating income and margins, orders growth, free cash flow, working capital, and backlog, among others. In addition, we consider certain measures to be useful to management and investors evaluating our operating performance for the periods presented, and provide a tool for evaluating our ongoing operations, liquidity and management of assets. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives. These metrics, however, are not measures of financial performance under GAAP and should not be considered a substitute for revenue, operating income, net income, earnings per share (basic and diluted) or net cash from operations as determined in accordance with GAAP. We consider the following non-GAAP measures, which may not be comparable to similarly titled measures reported by other companies, to be key performance indicators:

“Organic revenue” and “Organic orders” defined as revenue and orders, respectively, excluding the impact of fluctuations in foreign currency translation and contributions from acquisitions and divestitures. Divestitures include sales of portions of our business that did not meet the criteria for classification as a discontinued operation or insignificant portions of our business that we did not classify as a discontinued operation. The period-over-period change resulting from foreign currency fluctuations assumes no change in exchange rates from the prior period.

“Constant currency” defined as financial results adjusted for currency translation impacts by translating current period and prior period activity using the same currency conversion rate. This approach is used for countries whose functional currency is not the U.S. dollar.

“EBITDA” defined as earnings before interest, taxes, depreciation, amortization expense, and share-based compensation. “Adjusted EBITDA” reflects the adjustment to EBITDA to exclude restructuring and realignment costs, gain on sale of business and special charges.

“Adjusted Operating Income”, “Adjusted Segment Operating Income”, and “Adjusted EPS” defined as operating income, segment operating income and earnings per share, adjusted to exclude restructuring and realignment costs, gain on sale of businesses, special charges and tax-related special items, as applicable.

“Free Cash Flow” defined as net cash from operating activities, as reported in the Statement of Cash Flow, less capital expenditures as well as adjustments for other significant items that impact current results which management believes are not related to our ongoing operations and performance. Our definition of free cash flows does not consider non-discretionary cash payments, such as debt.

“Realignment costs” defined as costs not included in restructuring costs that are incurred as part of actions taken to reposition our business, including items such as professional fees, severance, relocation, travel, facility set-up and other costs.

“Special charges” defined as costs incurred by the Company, such as legal and professional fees, associated with the Korea matters, as well as costs incurred for the contractual indemnification of tax obligations to ITT.

“Tax-related special items” defined as tax items, such as tax return versus tax provision adjustments, tax exam impacts, tax law change impacts and other discrete tax adjustments.

Xylem Inc. Non-GAAP Reconciliation

Reported vs. Organic & Constant Currency Orders

($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)				Constant Currency
		(A)	(B)		(C)	(D)	(E) = B+C+D	(F) = E/A	(G) = (E - C) / A
			Change	% Change	Acquisitions /		Change	% Change
	Orders	Orders	2015 v. 2014	2015 v. 2014	Divestitures	FX Contribution	Adj. 2015 v. 2014	Adj. 2015 v. 2014
	2015	2014
Year Ended December 31
Xylem Inc.	3,711	4,021	(310)	-8%	9	320	19	0%	0%
Water Infrastructure	2,296	2,511	(215)	-9%	(1)	240	24	1%	1%
Applied Water	1,415	1,510	(95)	-6%	10	80	(5)	0%	-1%
Quarter Ended December 31
Xylem Inc.	913	970	(57)	-6%	(1)	63	5	1%	1%
Water Infrastructure	559	596	(37)	-6%	(1)	48	10	2%	2%
Applied Water	354	374	(20)	-5%	—	15	(5)	-1%	-1%
Quarter Ended September 30
Xylem Inc.	939	1,027	(88)	-9%	—	88	—	0%	0%
Water Infrastructure	590	664	(74)	-11%	—	68	(6)	-1%	-1%
Applied Water	349	363	(14)	-4%	—	20	6	2%	2%
Quarter Ended June 30
Xylem Inc.	944	1,031	(87)	-8%	5	92	10	1%	0%
Water Infrastructure	585	654	(69)	-11%	—	69	—	0%	0%
Applied Water	359	377	(18)	-5%	5	24	11	3%	2%
Quarter Ended March 31
Xylem Inc.	915	993	(78)	-8%	5	77	4	0%	0%
Water Infrastructure	562	597	(35)	-6%	—	55	20	3%	3%
Applied Water	353	396	(43)	-11%	5	21	(17)	-4%	-6%

Xylem Inc. Non-GAAP Reconciliation

Reported vs. Organic & Constant Currency Revenue

($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)				Constant Currency
		(A)	(B)		(C)	(D)	(E) = B+C+D	(F) = E/A	(G) = (E - C) / A
			Change	% Change	Acquisitions /		Change	% Change
	Revenue	Revenue	2015 v. 2014	2015 v. 2014	Divestitures	FX Contribution	Adj. 2015 v. 2014	Adj. 2015 v. 2014
	2015	2014
Year Ended December 31
Xylem Inc.	3,653	3,916	(263)	-7%	10	313	60	2%	1%
Water Infrastructure	2,231	2,442	(211)	-9%	(1)	234	22	1%	1%
Applied Water	1,422	1,474	(52)	-4%	11	79	38	3%	2%
Quarter Ended December 31
Xylem Inc.	994	1,042	(48)	-5%	(1)	70	21	2%	2%
Water Infrastructure	629	672	(43)	-6%	(1)	54	10	1%	2%
Applied Water	365	370	(5)	-1%	—	16	11	3%	3%
Quarter Ended September 30
Xylem Inc.	902	963	(61)	-6%	—	81	20	2%	2%
Water Infrastructure	551	602	(51)	-8%	—	61	10	2%	2%
Applied Water	351	361	(10)	-3%	—	20	10	3%	3%
Quarter Ended June 30
Xylem Inc.	920	1,005	(85)	-8%	6	89	10	1%	0%
Water Infrastructure	551	616	(65)	-11%	—	65	—	0%	0%
Applied Water	369	389	(20)	-5%	6	24	10	3%	1%
Quarter Ended March 31
Xylem Inc.	837	906	(69)	-8%	5	73	9	1%	0%
Water Infrastructure	500	552	(52)	-9%	—	54	2	0%	0%
Applied Water	337	354	(17)	-5%	5	19	7	2%	1%

Xylem Inc. Non-GAAP Reconciliation

Adjusted Operating Income

($ Millions)

	Q1		Q2		Q3		Q4		YTD
	2015	2014	2015	2014	2015	2014	2015	2014	2015	2014
Total Revenue
• Total Xylem	837	906	920	1,005	902	963	994	1,042	3,653	3,916
• Water Infrastructure	500	552	551	616	551	602	629	672	2,231	2,442
• Applied Water	337	354	369	389	351	361	365	370	1,422	1,474
Operating Income
• Total Xylem	83	76	104	116	120	130	142	141	449	463
• Water Infrastructure	47	46	65	76	83	95	108	104	303	321
• Applied Water	46	41	51	53	46	51	47	48	190	193
• Total Segments	93	87	116	129	129	146	155	152	493	514
Operating Margin
• Total Xylem	9.9%	8.4%	11.3%	11.5%	13.3%	13.5%	14.3%	13.5%	12.3%	11.8%
• Water Infrastructure	9.4%	8.3%	11.8%	12.3%	15.1%	15.8%	17.2%	15.5%	13.6%	13.1%
• Applied Water	13.6%	11.6%	13.8%	13.6%	13.1%	14.1%	12.9%	13.0%	13.4%	13.1%
• Total Segments	11.1%	9.6%	12.6%	12.8%	14.3%	15.2%	15.6%	14.6%	13.5%	13.1%
Special Charges
• Total Xylem	1	—	—	—	—	—	—	—	1	—
• Water Infrastructure	1	—	—	—	—	—	—	—	1	—
• Applied Water	—	—	—	—	—	—	—	—	—	—
• Total Segments	1	—	—	—	—	—	—	—	1	—
Restructuring & Realignment Costs
• Total Xylem	6	18	6	9	4	4	4	12	20	43
• Water Infrastructure	5	12	4	5	2	3	2	9	13	29
• Applied Water	1	6	2	4	2	1	2	2	7	13
• Total Segments	6	18	6	9	4	4	4	11	20	42
Adjusted Operating Income*
• Total Xylem	90	94	110	125	124	134	146	153	470	506
• Water Infrastructure	53	58	69	81	85	98	110	113	317	350
• Applied Water	47	47	53	57	48	52	49	50	197	206
• Total Segments	100	105	122	138	133	150	159	163	514	556
Adjusted Operating Margin*
• Total Xylem	10.8%	10.4%	12.0%	12.4%	13.7%	13.9%	14.7%	14.7%	12.9%	12.9%
• Water Infrastructure	10.6%	10.5%	12.5%	13.1%	15.4%	16.3%	17.5%	16.8%	14.2%	14.3%
• Applied Water	13.9%	13.3%	14.4%	14.7%	13.7%	14.4%	13.4%	13.5%	13.9%	14.0%
• Total Segments	11.9%	11.6%	13.3%	13.7%	14.7%	15.6%	16.0%	15.6%	14.1%	14.2%

*	Adjusted Operating Income excludes restructuring & realignment costs and special charges.

Xylem Inc. Non-GAAP Reconciliation

Adjusted Diluted EPS

($ Millions, except per share amounts)

	Q4 2014				Q4 2015
	As Reported	Adjustments		Adjusted	As Reported	Adjustments		Adjusted
Total Revenue	1,042			1,042	994			994
Operating Income	141	12	a	153	142	4	a	146
Operating Margin	13.5%			14.7%	14.3%			14.7%
Interest Expense	(13)			(13)	(14)			(14)
Other Non-Operating Income (Expense)	—			—	—			—
Gain from sale of business	—			—	—			—

Income before Taxes	128	12		140	128	4		132
Provision for Income Taxes	(32)	6	c	(26)	(14)	(10)	c	(24)

Net Income	96	18		114	114	(6)		108

Diluted Shares	183.3			183.4	180.0			180.0
Diluted EPS	$0.52	$0.10		$0.62	$0.63	$(0.03)		$0.60
Year-over-year currency translation impact on current year diluted EPS					$(0.05)	$0.01		$(0.04)
Diluted EPS at Constant Currency					$0.68	$(1.32)		$0.64

	Q4 YTD 2014				Q4 YTD 2015
	As Reported	Adjustments		Adjusted	As Reported	Adjustments		Adjusted
Total Revenue	3,916			3,916	3,653			3,653
Operating Income	463	43	a	506	449	21	a	470
Operating Margin	11.8%			12.9%	12.3%			12.9%
Interest Expense	(54)			(54)	(55)			(55)
Other Non-Operating Income (Expense)	1			1	—	4	b	4
Gain from sale of businesses	11	(11)		—	9	(9)		0

Income before Taxes	421	32		453	403	16		419
Provision for Income Taxes	(84)	(7)	c	(91)	(63)	(20)	c	(83)

Net Income	337	25		362	340	(4)		336

Diluted Shares	184.2			184.2	181.7			181.7
Diluted EPS	$1.83	$0.14		$1.97	$1.87	$(0.02)		$1.85
Year-over-year currency translation impact on current year diluted EPS					$(0.22)	$—		$(0.22)
Diluted EPS at Constant Currency					$2.09	$(0.02)		$2.07

a	Restructuring & realignment costs in 2014 and 2015 and special charges in 2015
b	Special charges
c	Net tax impact of restructuring & realignment costs and special charges, and tax-related special items

Xylem Inc. Non-GAAP Reconciliation

Net Cash - Operating Activities vs. Free Cash Flow

($ Millions)

	Q1		Q2		Q3		Q4		Year Ended
	2015	2014	2015	2014	2015	2014	2015	2014	2015	2014
Net Cash - Operating Activities	$39	$22	$84	$76	$137	$155	$204	$163	$464	$416
Capital Expenditures	(37)	(25)	(20)	(23)	(21)	(29)	(39)	(42)	(117)	(119)

Free Cash Flow	$2	$(3)	$64	$53	$116	$126	$165	$121	$347	$297

Net Income	64	49	74	86	88	106	114	96	340	337
Gain from sale of businesses	9	—	—	—	—	11	—	—	9	11

Net Income, excluding gain on sale of businesses	$55	$49	$74	$86	$88	$95	$114	$96	$331	$326

Free Cash Flow Conversion	4%	-6%	86%	62%	132%	133%	145%	126%	105%	91%